Exhibit 99.1

Heraeus Medical GmbH and BioTime Subsidiary OrthoCyte Corporation Enter Into Exclusive Worldwide Development and Licensing Agreements

  Agreements Provide for the Development of an Innovative Cell Therapy Product for Bone Grafting in Orthopedic Unmet Needs
  Heraeus Medical to Fund All Product Development and Commercial Sales and Marketing Efforts
  OrthoCyte Will Be Responsible for Product Development and Manufacturing

HANAU, Germany & ALAMEDA, Calif.--(BUSINESS WIRE)--September 30, 2015--Heraeus Medical GmbH, one of the leading companies in the field of bone cement and biomaterials for elective orthopedic and trauma surgery, and BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical-stage regenerative medicine company focused on its pluripotent stem cell technology, today announced that BioTime’s subsidiary OrthoCyte Corporation and Heraeus Medical have entered into exclusive development and worldwide licensing agreements for the development of innovative bone grafting therapies based on the use of BioTime’s proprietary PureStem® human embryonic progenitor cell technology. Under the terms of the development agreement, Heraeus Medical would make an initial $1 million USD upfront payment to OrthoCyte, and additional payments upon OrthoCyte’s attainment of certain product development milestones, and Heraeus will fund all ongoing product development activities through IND submission.

Heraeus Medical, with its global marketing capability, will be responsible for worldwide sales if a product is successfully developed, can be demonstrated through clinical trials to be safe and effective, and receives regulatory approval for marketing. OrthoCyte will be responsible for product development and initially for manufacturing.

Pursuant to the terms of the license agreement, OrthoCyte has licensed certain technology to Heraeus, and Heraeus has licensed certain technology to OrthoCyte. The license grant by OrthoCyte to Heraeus is exclusive and worldwide in the field of bone grafting for all osteoskeleton diseases and injuries, except oral maxillofacial. The license grant by Heraeus to OrthoCyte is exclusive and worldwide in all other fields. Pursuant to the license agreement, each of Heraeus and OrthoCyte will pay certain specified royalties to each other based on their respective net sales of the product developed under the development agreement.

Use of Bone Grafting Products

Bone grafting products are used in surgical procedures to help large segmental defects or bone voids to heal as a result of trauma, implant revisions, cancer resection and spinal fusion surgery for example. The global market for bone grafting products is currently estimated to be over USD $2 billion annually, and growing at a compound annual growth rate (CAGR) of 3.8%, according to GlobalData.

“It’s a great opportunity to work with a prominent partner such as Heraeus Medical for the development of an innovative solution for bone grafting in unmet orthopedic needs,” said Francois Binette, Ph.D., Vice President of Research and Business Development for OrthoCyte Corporation. “This agreement will allow OrthoCyte to advance its development work on therapeutic applications in bone repair, while retaining the rights to other orthopedic indications targeting low back pain and osteoarthritis, as well as soft tissue diseases and injuries.”

Dr. André Kobelt, President of Heraeus Medical GmbH said, “The announcement of this collaboration with BioTime is an important strategic step in the field of regenerative medicine involving novel orthopedic applications that could significantly improve the current approach in targeting osseous indications (orthopedics). We view this agreement as an exciting opportunity for Heraeus to embark upon as a pure play orthobiologics initiative targeting a number of key musculoskeletal areas as we look to continue to expand our global footprint in the regenerative medicine market.”

About OrthoCyte Corporation

OrthoCyte Corporation (“OrthoCyte”), a subsidiary of BioTime, Inc., is a biotechnology company developing cell-based therapies for bone disease in collaboration with Heraeus Medical and orthopedic soft tissue diseases and injuries. OrthoCyte holds a library of proprietary human progenitors of skeletal tissues including bone, articular cartilage, intervertebral disc, tendon, and ligament, all of which are in the preclinical phase of development.

For more information about OrthoCyte, please visit www.orthocyte.com.

About BioTime

BioTime, Inc., a pioneer in regenerative medicine, is a clinical-stage biotechnology company. BioTime and its subsidiaries are leveraging their industry-leading experience in pluripotent stem cell technology and a broad intellectual property portfolio to facilitate the development and use of cell-based therapies and gene marker-based molecular diagnostics for major diseases and degenerative conditions for which there presently are no cures. The lead clinical programs of BioTime and its subsidiaries include OpRegen®, currently in a Phase I/IIa trial for the treatment of the dry form of age-related macular degeneration; AST-OPC1, currently in a Phase I/IIa trial for spinal cord injuries; Renevia™, currently in a pivotal trial in Europe as an injectable matrix for the engraftment of transplanted cells to treat HIV-related lipoatrophy; and cancer diagnostics, nearing the completion of initial clinical studies for the detection of lung, bladder, and breast cancers. AST-VAC2, a cancer vaccine, is in the pre-clinical trial stage.

BioTime’s subsidiaries include the publicly traded Asterias Biotherapeutics, Inc. (NYSE MKT: AST), developing pluripotent stem cell-based therapies in neurology and oncology, including AST-OPC1 and AST-VAC2; Cell Cure Neurosciences Ltd., developing stem cell-based therapies for retinal and neurological disorders, including OpRegen®; OncoCyte Corporation, developing cancer diagnostics; LifeMap Sciences, Inc., developing and marketing an integrated online database resource for biomedical and stem cell research; LifeMap Solutions, Inc., a subsidiary of LifeMap Sciences, developing mobile health (mHealth) products; ES Cell International Pte Ltd, which has developed cGMP-compliant human embryonic stem cell lines that are being marketed by BioTime for research purposes under the ESI BIO branding program; OrthoCyte Corporation, developing therapies to treat orthopedic disorders, diseases, and injuries; and ReCyte Therapeutics, Inc., developing therapies to treat a variety of cardiovascular and related ischemic disorders.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

About Heraeus Group

Heraeus, the precious metals and technology Group headquartered in Hanau, Germany, is a global, private company with more than 160 years of tradition. Heraeus creates high value solutions for its customers, strengthening their competitiveness for the long term. Heraeus’ fields of competence include precious metals, materials and technologies, sensors, biomaterials and medical products, quartz glass, and specialty light sources. In fiscal year 2013, Heraeus had product revenue of €3.6 billion and precious metals trading revenue of €13.5 billion. With more than 12,500 employees in over 110 subsidiaries worldwide, Heraeus holds a leading position in its global markets.

About Heraeus Medical

Heraeus Medical’s orthobiological portfolio consists of products and services that ensure long-term fixation of implants and support and enhance the healing process in the orthopedic segments of joint replacement, trauma and spine.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Dan L. Lawrence, 510-5775-0510
dlawrence@biotimemail.com
or
Investor Contact:
EVC Group, Inc.
Michael Polyviou, 646-445-4800
mpolyviou@evcgroup.com
or
Israel Contact:
Gelbart-Kahana Investor Relations
Zeev Gelbart, +972-3-6074717
zeevg@gk-biz.com
or
For more information about Heraeus please contact:
President of Heraeus Medical
Dr. André Kobelt, +49 (0) 6181 35-2900
andre.kobelt@heraeus.com